SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: August 3, 2001


                                  XIN NET CORP.
                                 --------------
             (Exact name of registrant as specified in its charter)



Florida                         0-26559                 33-0751560
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


          #830 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 632-9638





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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          The Board of Directors of Xin Net Corp. (the "Company") has signed a letter of intent to acquire 100% ownership of ProtectServe Pacific Ltd. (PSP), an innovative developer and provider of state-of-the-art web-based surveillance, monitoring & control systems.

          PSP is a privately-owned company based in Hong Kong. It began operations in February 2001. After only 5 months of operations, it reported as of June 30, 2001 sales revenue (audited) in excess of HKD 4 million (USD 530,000) and net income (audited) of HKD 1.3 million (USD 168,000). The Company provides no assurances that these estimates will materialize. PSP has plans to expand its business in Greater China, with office openings in Guangzhou and Beijing targeted for the next few months. With Xin Hai Technology Development Ltd. (Xin Hai) already running the Company's joint venture Internet-related services business in Guangzhou, Beijing and other Chinese cities, one can anticipate much positive synergism to develop between Xin Hai and PSP, which augurs well for PSP's entry in the vast Chinese market.

          Prior to a formal purchase agreement being signed, the Company may make cash loans to PSP in order to allow PSP to begin implementing its expansion plan. After a formal agreement has been signed, the Company will issue 4.2 million restricted common shares to PSP, in exchange of 100% ownership of PSP, and PSP will nominate 3 new members to sit on the Company's Board of Directors. These directors will be slated for election at the Company annual general meeting (AGM) currently being planned for September 2001. In addition, contingent upon performance criteria, the Company will grant to PSP stock purchase options at the nominal price of USD 0.001 per option. The exact amount of such options to be granted, to a maximum amount of approximately 18 million, will be determined by the level of net income achieved for the 12-month period ending June 30, 2002.

          The Company also intends to transfer its current business assets and liabilities, except for cash USD $800,000 (which will be used to manage and expand PSP operations), to a new US-incorporated company and distribute by way of a dividend this new company's shares, on a pro-rata basis, to the Company shareholders as of the record date for the AGM.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


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

ITEM 5.   OTHER EVENTS

          None.


ITEM 6.   RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

     Financial Statements -        None.
     Exhibits -                    10.1      Letter of Intent and Formula


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 3, 2001                          XIN NET CORP.


                                              By:/s/Marc Hung
                                                  Marc Hung, President




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